Exhibit 4.14
                                                        COMMERCIAL LOAN
                                                                     OBLIGOR NO.

                                 PROMISSORY NOTE

$750,000.00             Dayton               Ohio             December 31, 2002
                        (City)              (State)                (Date)

The undersigned, for value received, promises to pay to the order of The Provident Bank, at any of its offices, the sum of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), (the "Maximum Credit") or so much thereof as is loaned by the holder pursuant to the provisions hereof, together with interest until demand or maturity at the rate to vary with the Provident Bank Prime Rate plus One and One-half Percent (P + 1.50%) per year computed on the basis of a year of 360 days for the actual number of days elapsed, and after default hereunder, demand or maturity, whether at stated maturity or by acceleration, at a rate four (4) percentage points greater than the stated rate (the "Default Rate"). Interest shall be due and payable monthly on or before the first (1st) day of each and every month, commencing February 1, 2003, and at maturity.

Principal shall be due and payable at maturity, December 31, 2003, at which time all unpaid principal, interest and other charges shall be due and payable in full.

The undersigned hereby state(s) that the purpose of the loan evidenced by this
Note is working capital.

This note and all other existing Notes are secured by a Security Agreement dated December 31, 2002 and all previous Security Agreements.

[X] REVOLVING CREDIT: If this box is checked, this Note is a revolving credit subject to the terms of this paragraph. Subject to the conditions hereof and of any other agreements between the parties relating hereto and until demand, if the principal is payable on demand, or maturity (whether at scheduled or accelerated maturity), if the principal is payable other than on demand, the undersigned may borrow and reborrow from the holder and the holder may, in its sole discretion, lend and relend to the undersigned such amounts not to exceed the Maximum Credit as the undersigned may at any time and from time to time request upon satisfactory notice to the holder.

Notwithstanding anything to the contrary contained herein or in any other agreement between the undersigned and the holder, if this Note provides that the principal hereof is payable on demand, then this Note is a demand Note due and owing immediately, without prior demand of the holder and immediate action to enforce its payment may be taken at any time, without notice and without reason. If any payment of principal or interest is not paid when due, or if the holder deems itself insecure for any reason, including but not limited to, the insolvency, bankruptcy, business failure, death, default in the payment of other obligations or receivership of or concerning any maker, guarantor or indorser hereof, this Note shall, if payable other than on demand, at the option of its holder, become immediately due and payable, without demand or notice. The undersigned shall promptly provide such financial information as the holder shall reasonably request from time to time.

As collateral security for the payment of the amounts from time to time owing hereunder, the undersigned and all indorsers hereby grant to the holder a security interest in (i) all property in which the holder now or hereafter holds a security interest pursuant to any and all assignments, pledges and security agreements between the undersigned and the holder and (ii) all accounts, securities and properties now or hereafter in the possession of the holder and in which the undersigned or any indorsers have any interest. Upon this Note becoming due under any of its terms and provisions, and not being fully paid and satisfied, the total sum then due hereunder may, at any time and from time to time, be charged against any account or accounts maintained with the holder hereof by any of the undersigned or any indorser, without notice to or further consent from any of them, and the undersigned and all indorsers agree to be and remain jointly and severally liable for all remaining indebtedness represented by this Note in excess of the amount or amounts so applied. The undersigned and the holder intend that this indebtedness shall be secured by any and all mortgages heretofore or hereafter granted by the undersigned in favor of the holder.

Prime rate is that annual percentage rate of interest which is established by The Provident Bank from time to time as its prime rate, whether or not such rate is publicly announced, and which provides a base to which loan rates may be referenced. Prime rate is not necessarily the lowest lending rate of The Provident Bank. A rate based on the prime rate will change each time and as of the date that the prime rate changes. If any payment of principal or interest is not paid when due or if the undersigned shall otherwise default in the performance of its obligations hereunder or under any other note or agreement with the holder, the holder at its option, may charge and collect, or add to the unpaid balance hereof, a late charge up to the greater of $250 or .1% of the unpaid balance of this Note at the time of such delinquency for each such delinquency to cover the extra expense incident to handling delinquent accounts, and/or increase the interest rate on the unpaid balance to the Default Rate. The holder may charge interest at the rate provided herein on all interest and other amounts owing hereunder which are not paid when due.

The undersigned, all indorsers hereof, any other party hereto, and any guarantor hereof (collectively "Obligors") each (i) waive(s) presentment, demand, notice of demand, protest, notice of protest and notice of dishonor and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement of this Note, of any endorsement or guaranty of this Note or of any document or instrument evidencing any security for payment of this Note; and (ii) consent(s) to any and all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or release or discharge by the holder of any of Obligors or release, substitution or exchange of any security for the payment hereof or the failure to act on the part of the holder or any indulgence shown by the holder, from time to time and in one or more instances, (without notice to or further assent from any of Obligors) and agree(s) that no such action, failure to act or failure to exercise any right or remedy, on the part of the holder shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by the holder of, or otherwise affect, any of the holder's rights under this Note, under any endorsement or guaranty of this Note or under any document or instrument evidencing any security for payment of this Note. The undersigned and all indorsers further agree to reimburse the holder for all advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid in exercising any right, power or remedy conferred by this Note, or in the enforcement thereof. If the undersigned are more than one (1), the liability of the undersigned hereon is joint and several, and the term "undersigned", as used herein, means any one or more of them.

The undersigned and all indorsers authorize any attorney at law, including an attorney engaged by the holder, to appear in any court of record in the State of Ohio or any other State or Territory of the United States, after the indebtedness evidenced hereby, or any part thereof, becomes due and waive the issuance and service of process and confess judgment against any one or more than one of the undersigned and all indorsers in favor of the holder, for the amount then appearing due, together with costs of suit and, thereupon, to release all errors and waive all rights of appeal and stay of execution, but no such judgment or judgments against any one of the undersigned shall be a bar to a subsequent judgment or judgments against any one or more than one of such persons against whom judgment has not been obtained hereon. This warrant of attorney to confess judgment is a joint and several warrant of attorney. The foregoing warrant of attorney shall survive any judgment; and if any judgment be vacated for any reason, the holder hereof nevertheless may hereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned and all indorsers or any one or more of them. The undersigned and all indorsers hereby expressly waive any conflict of interest that the holder's attorney may have in confessing such judgment against such parties and expressly consent to the confessing attorney receiving a legal fee from the holder for confessing such judgment against such parties.

If the undersigned or any indorser or guarantor hereof would have the right to rescind the loan evidenced by this Note pursuant to a right so to do under the Truth-in-Lending Act because one or more mortgages now exist in favor of the holder hereof covering the principal home or homes of the undersigned or any indorser or guarantor hereof, the holder's acceptance of this Note shall constitute a waiver of its right under any such mortgage to treat such principal home or homes as security for the repayment or guaranty of this Note except for the principal home or homes described in the Mortgage dated N/A .

THE PROVISIONS OF THIS NOTE SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF OHIO. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE HOLDER TO EXTEND CREDIT TO BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, THE UNDERSIGNED AND ALL INDORSERS HEREBY EXPRESSLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS NOTE OR ARISING IN ANY WAY FROM ANY INDEBTEDNESS OR OTHER TRANSACTIONS INVOLVING THE HOLDER AND THE UNDERSIGNED. THE UNDERSIGNED HEREBY DESIGNATE(S) ALL COURTS OF RECORD SITTING IN CINCINNATI, OHIO AND HAVING JURISDICTION OVER THE SUBJECT MATTER, STATE AND FEDERAL, AS FORUMS WHERE ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS NOTE, ITS MAKING, VALIDITY OR PERFORMANCE, MAY BE PROSECUTED AS TO ALL PARTIES, THEIR SUCCESSORS AND ASSIGNS, AND BY THE FOREGOING DESIGNATION THE UNDERSIGNED CONSENT(S) TO THE JURISDICTION AND VENUE OF SUCH COURTS.

--------------------------------------------------------------------------------
WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE, AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.
--------------------------------------------------------------------------------

                                               SHOPSMITH, INC.

_____________________________________          By:______________________________
                                                  Robert L. Folkerth, President

Address 6530 Poe Avenue

        Dayton, Ohio 45414

                               SECURITY AGREEMENT

         This SECURITY AGREEMENT by THE PROVIDENT BANK ("Secured Party") and SHOPSMITH, INC. a(n) Ohio Corporation (Organizational ID No. 419738) ("Debtor").

         1.       SECURITY INTEREST.

                  Debtor hereby assigns, pledges and transfers to Secured Party and grants Secured Party a continuing security interest in all of the property described in this Section 1, all of which properties are hereafter called "Collateral". Each of the types of Collateral described in Sections 1.1, 1.2, 1.3, 1.4, 1.5 and 1.6 hereof are included unless the phrase "Not Included" is inserted in the place provided.

         1.1 ____________________ All of Debtor's accounts, chattel paper, accounts receivable, contract rights, documents and instruments; all other obligations or indebtedness owed to Debtor from whatever source arising; all guarantees of any of the foregoing and all security therefor; all of the right, title and interest of Debtor in and with respect to the goods, services or other property which gave rise to or which secure any of the foregoing and all insurance policies and proceeds relating thereto; all of the foregoing whether now owned by Debtor or hereafter acquired or in existence.

         1.2 ____________________ All of Debtor's inventory, including, without limitation, all goods, merchandise and other personal property which are held for sale or lease, or are furnished or to be furnished under any contract of service by Debtor, or are raw materials, work-in-progress, supplies or materials used or consumed in Debtor's business, and all products thereof, and all substitutions, replacements, additions and accessories thereto, all whether now owned or hereafter acquired by Debtor; and all of Debtor's right, title and interest in and to any leases or rental agreements for such inventory.

         1.3 ____________________ All of Debtor's equipment, including, without limitation, all furniture, fixtures, machinery and other equipment of any kind and all substitutions and replacements thereof and accessories and parts therefor, all whether now owned or hereafter acquired by Debtor.

         1.4 ____________________ All of Debtor's general intangibles, including, without limitation, all payment intangibles, software, goodwill, patents, formulas, blueprints, proprietary manufacturing processes, trademarks, licenses, franchises, beneficial interests in trusts, joint venture interests, partnership interests, rights to tax refunds, pension plan overfundings, literary rights and other contractual rights of Debtor, all whether now owned or hereafter acquired by Debtor.

         1.5 _____________________ All of Debtor's investment property, including, without limitation, all securities, whether certificated or uncertificated, all security entitlements, all securities accounts, all commodity contracts and all commodity accounts owned by Debtor or in which Debtor has an interest, all whether now owned or hereafter acquired by Debtor.

         1.6 ____________________ All of Debtor's deposit accounts and letter-of-credit rights.

         1.7      ______________________________________________________________
________________________________________________________________________________

         1.8      ______________________________________________________________
_____________________________________________________________, together with all dividends, distributions, income, interest, premiums, monies, claims for monies, stock dividends and stock splits, now or hereafter due and payable thereon, and all proceeds thereof, all securities issued in replacement thereof, and all other securities substituted therefor (all of which are hereinafter sometimes collectively referred to as "Pledged Stock"). Debtor covenants that the Pledged Stock shall have a market value at all times of not less than ________% of the Indebtedness.

         1.9 All instruments, documents, securities, cash, property, deposit accounts, certificates of deposit and the proceeds of any of the foregoing, owned by Debtor or in which Debtor has an interest, which now or hereafter are at any time in the possession or control of Secured Party or in transit by mail or carrier to or from Secured Party, or in possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Secured Party had conditionally released the same.

         1.10 All supporting obligations, ledger sheets, files, records, documents, blueprints, drawings and instruments (including without limitation, computer programs, tapes and related electronic data processing software) evidencing an interest in or relating to the Collateral described in this
Section 1.

         1.11 All proceeds and products of the Collateral described above in this Section 1, including, without limitation, all claims against third parties for damage to or loss or destruction of any of the foregoing, including insurance proceeds, and accounts, contract rights, chattel paper and general intangibles arising out of any sale, lease or other disposition of any of the foregoing.

         2.       INDEBTEDNESS.

                  The security interests granted hereby are granted to secure all of Debtor's debts, obligations, or liabilities of every kind, nature, class and description to Secured Party, now due or to become due, direct or indirect, absolute or contingent, presently existing or hereafter arising, joint or several, secured or unsecured, consumer or commercial, purchase money or non-purchase money, related or unrelated, similar or dissimilar, whether for payment or performance, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, without limitation, all loans (including any loan by renewal or extension), all overdrafts, all guarantees, all bankers acceptances, all agreements, all letters of credit issued by Secured Party for Debtor and the applications relating thereto, all Indebtedness of Debtor to Secured Party, all undertakings to take or refrain from taking any action, and all Indebtedness, liabilities and obligations owing from Debtor to others which Secured Party may obtain by purchase, negotiation, discount, assignment or otherwise, further including, without limitation, the following obligations (all of which obligations are collectively referred to herein as the "Indebtedness"):

         2.1 A loan to Debtor by Secured Party of $750,000.00, evidenced by a promissory note dated December 31, 2002, and all renewals, extensions and modifications thereof;

         2.2 All costs incurred by Secured Party to obtain, preserve, and/or enforce the security interests granted by this Agreement; to collect the obligations secured hereby; and to maintain and preserve the Collateral, with such costs including, but not limited to, expenditures made by Secured Party for taxes, assessments, insurance premiums, repairs, reasonable attorneys' fees and other legal expenses, storage costs, rents, and expenses of sale, together with interest on the above amounts at the highest rate being paid by Debtor on any of its obligations to Secured Party, all of which Debtor agrees to pay to Secured Party; and

         2.3      ______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         Notwithstanding the foregoing, Secured Party waives any rights arising out of this Security Agreement to the Collateral as security for any Indebtedness of an individual Debtor to which the Truth-In-Lending Act and Regulation Z promulgated thereunder apply.

         3.       DEBTOR'S WARRANTIES.

         3.1 Except for the security interests granted herein, Debtor represents and warrants that it is, and as to the Collateral to be acquired after the date hereof, shall be, the owner of the Collateral free from any lien, security interest or encumbrance, and Debtor shall defend the Collateral and its proceeds and products against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Secured Party, and shall preserve the Collateral free from any subsequent liens, encumbrances or security interests.

         3.2 Debtor represents and warrants that at the time any account becomes subject to a security interest in favor of Secured Party, said account shall be a good and valid account representing a bona fide outright sale of goods by Debtor or services performed by Debtor and such goods shall have been shipped to the respective account debtors or the services have been performed for the respective account debtors. Each account shall not be subject to any claim for credit, allowance or adjustment by account debtor or any setoff, defense or counterclaim. Debtor shall immediately notify Secured Party in the event of the refusal of any goods which are the subject of any such account, and of the bankruptcy, insolvency or financial embarrassment of any account debtor and of any claim asserted for credit, allowance, adjustment, setoff or counterclaim.

         3.3      If it is an organization, Debtor represents and warrants that:
(a) its exact legal name is that indicated on the first page hereof; (b) it is an organization of the type and is organized in the jurisdiction set forth on the first page hereof; and (c) the organizational identification number, or statement that Debtor has none, set forth on the first page hereof is accurate. If Debtor is an individual, Debtor represents and warrants that the address set forth on the last page hereof is Debtor's principal residence.

         4.       DEBTOR'S OBLIGATIONS.

         4.1 Debtor shall keep accurate and complete records and accounts in accordance with sound accounting practices of all of its Collateral, and shall at all reasonable times allow Secured Party to inspect the Collateral, to examine, audit or make extracts from Debtor's books and records, and to arrange for verification of the Collateral under reasonable procedures directly with account debtors and other persons or by other procedures. Debtor will furnish to Secured Party on request additional statements of any account together with all notes or other documents and information relating thereto.

         4.2 Debtor shall keep the Collateral insured against such casualties, and in such amounts and on such terms as Secured Party shall require and the policies shall provide for at least 30 days written notice of cancellation to Secured Party. Debtor shall furnish Secured Party with satisfactory evidence of such insurance and Secured Party shall be added to any such insurance as loss payee. Debtor shall promptly pay when due all taxes and assessments imposed on, or with respect to the Collateral, and shall maintain the Collateral in good condition and repair. If Debtor fails to pay the premiums on any such insurance or such taxes when due, or to maintain the Collateral in good condition and repair, the Secured Party may do so for Debtor's account and add the amount of its expenditures with respect thereto to Debtor's outstanding obligations, which amount shall be payable on demand with interest at the highest rate being paid by Debtor on any of its obligations to Secured Party. Secured Party shall have the right to settle and compromise any and all claims under any of the insurance policies required to be maintained by Debtor hereunder and Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact, with power to demand, receive and receipt for all monies payable thereunder, to execute in the name of the Debtor any proof of loss, notice, draft, and other instruments in connection with such policies or loss thereunder and generally to do and perform any and all acts as Debtor could perform in connection with such policies.

         4.3 Debtor shall execute such financing statements and other documentation and shall take any other actions (at Debtor's own expense) as shall reasonably be requested by Secured Party in order to insure the attachment, perfection, and first priority of, and the ability of Secured Party to enforce, the security interests granted Secured Party hereunder and to carry out the terms of this Agreement, including, but not limited to: (a) endorsing, assigning and delivering promissory notes and tangible chattel paper to Secured Party; (b) taking all steps necessary to perfect Secured Party's security interest in letter of credit rights, deposit accounts, securities accounts, commodity accounts and other investment property; (c) promptly notifying Secured Party in the event any of the Collateral is in the possession of a bailee and promptly obtaining an acknowledgement from the bailee that the bailee holds such Collateral for the benefit of Secured Party and shall act upon the instructions of Secured Party, without further consent of Debtor; and (d) taking all steps necessary to vest in Secured Party control of electronic chattel paper. A photocopy of this Security Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. Debtor hereby irrevocably authorizes Secured Party, at any time and from time to time, to file any initial financing statements and amendments thereto to the extent permitted by, and in accordance with, the provisions of the Uniform Commercial Code.

         4.4 If Debtor shall at any time hold or acquire a claim arising in tort (and, if Debtor is an individual, such claim arose in the course of Debtor's business or profession, and does not include claims for personal injury or death), Debtor shall immediately notify Secured Party in a writing signed by Debtor of the brief details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Secured Party.

         4.5      Upon request of Secured Party, Debtor shall furnish Secured
Party:

                  a. Within 90 days after the end of Debtor's fiscal year, a financial statement, including a balance sheet, and statements of income, retained earnings and changes in financial position, each prepared in accordance with generally accepted accounting principles consistently applied, certified by Debtor's chief financial officer or certified public accountant;

                  b. Within 45 days after the close of each quarter, financial statements similar to those in (a) above and certified by Debtor's chief financial officer;

                  c. Promptly, such other information as Secured Party may reasonably request from time to time, including, without limitation, at the end of each month, financial statements similar to those in (a) above; and

                  d. Promptly, in the case of a Debtor who is a natural person, financial statements in a form acceptable to Secured Party.

         4.6 Until the Indebtedness is paid in full, Debtor, if it is an organization, agrees that it will:

                  a. preserve its corporate existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

                  b.       not change the state of its incorporation;

                  c. not change its corporate name without providing Secured Party with 30 days' prior written notice; and

                  d. if Debtor does not have an organizational identification number (as issued by the Secretary of State of the state in which it is organized) and later obtains one, promptly notify Secured Party of such organizational identification number. Until the Indebtedness is paid in full, Debtor, if Debtor is an individual, agrees that it will not change the state of Debtor's principal residence without providing Secured Party with 30 days' prior written notice.

         5.       DEBTOR'S RIGHTS WITH RESPECT TO COLLATERAL.

         5.1 With respect to the Collateral specified in Section 1.1, Debtor is authorized to collect the proceeds of such Collateral and utilize them in the ordinary course of business, provided that Secured Party shall have the right at any time, before or after default, to notify account debtors on any and all of Debtor's accounts of the security interest of Secured Party in such accounts, to send requests for verification to the account debtors, and to notify such account debtors to make payments of such accounts directly to Secured Party. At the request of Secured Party, Debtor shall so notify such account debtors and indicate on all billings that the accounts are payable directly to Secured Party. In addition, Debtor shall, at the request of Secured Party, hold all proceeds from collection of accounts in trust for Secured Party without commingling the same with other funds, and shall promptly turn over the same to Secured Party in the identical form received, endorsed by Debtor to Secured Party. The proceeds of such Collateral shall be applied to the Indebtedness in such order as Secured Party determines in its sole discretion.

         5.2 Debtor shall also have the right to utilize the Collateral as specified in Section 1.2 in the ordinary course of business, and to sell such Collateral in the ordinary course of business, provided that such Collateral is replaced with Collateral of like kind and quality, with a fair market value equal to or in excess of that sold, provided, however, that Secured Party may, by notice to Debtor, require that no such sales be made without the prior written approval of Secured Party.

         5.3 Until default, Debtor shall have the right to use, consume, or sell any items of the Collateral described in Section 1.3 in the regular course of business, but not to otherwise dispose of such Collateral.

         5.4 In the event Debtor receives any certificates, proceeds or other property constituting Pledged Stock after the date hereof, Debtor shall hold such Pledged Stock in trust for Secured Party and shall promptly deliver the same to Secured Party; provided, however, that Debtor may retain any cash dividends, other than liquidating dividends or distributions of return of capital and interest, so long as no event of default has occurred hereunder.

         6.       DEFAULT.

                  If the Indebtedness is due other than on demand, upon the happening of any one or more of the following events or conditions, Secured Party may, at its option, declare the entire amount of Indebtedness of Debtor to it then outstanding due and payable immediately without notice to Debtor, and Secured Party may proceed to enforce payment of the same, and to exercise all of the rights and remedies of a Secured Party under the Uniform Commercial Code, in addition to the rights and remedies provided herein. The events of default hereunder are as follows:

         6.1      The failure of Debtor to pay any of the Indebtedness when due.

         6.2 The failure of Debtor to observe or perform any of the provisions of this Agreement or any other agreement between the Debtor and the Secured Party.

         6.3 If any warranty, representation, certificate, schedule, financial statement or other information given to Secured Party hereunder shall prove to be untrue or materially misleading.

         6.4 The death of any person signing as Debtor to this Agreement or of any guarantor.

         6.5 If any proceedings are instituted by or against Debtor under any insolvency laws, or if Debtor shall become insolvent or otherwise suffer such changes in his condition or affairs as in the sole discretion of Secured Party impairs Secured Party's security interests hereunder, or increases its risk as to repayment of any item of the Indebtedness, or if Secured Party shall otherwise deem itself insecure with respect to the Indebtedness.

                  If the Indebtedness is due on demand, the Secured Party may proceed to enforce payment of same and exercise all of the remedies provided herein at any time, without notice and without reason.

                  Secured Party's remedies include, but are not limited to, the right to take possession of the collateral or any part thereof, and Debtor hereby grants Secured Party authority to enter upon any premises on which the Collateral or any part thereof may be situated, and remove the Collateral from such premises or use such premises, together with the materials, supplies, books and records of Debtor, to maintain possession and/or the condition of the Collateral and to prepare the Collateral for sale. Debtor shall, upon demand by Secured Party, assemble the Collateral specified in Section 1.2 hereof, and make it available at a place designated by Secured Party and convenient to both parties. All rights and remedies of Secured Party hereunder shall be cumulative, not exclusive, and shall be enforceable alternatively, successively or concurrently with any other remedy available hereunder or otherwise available at law or in equity. Debtor hereby authorizes Secured Party to specifically disclaim any warranties of title, possession, quiet enjoyment and the like in connection with any sale of the Collateral.

         7.       POWER OF ATTORNEY.

                  Debtor hereby irrevocably appoints Secured Party as Debtor's true and lawful attorney-in-fact, with full power of substitution, for Debtor, and in Debtor's name, place and stead, upon the occurrence of any event of default in as defined in Section 6 above, and in the event that Secured Party elects to exercise any rights granted to it hereunder. As attorney-in-fact, Secured Party may act for Debtor with respect to the Collateral as if Secured Party were the owner thereof, and may endorse and cash promissory notes, checks and other instruments, institute legal proceedings, make, adjust, and settle claims, and do all other acts necessary and incidental to the exercise of its rights provided hereunder, or otherwise available to it in the event of default. Neither Secured Party nor its agents shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law in its capacity as such attorney-in-fact.

         8.       MISCELLANEOUS.

                  Any required notices to Debtor, including notice of the sale of any of the Collateral, shall be deemed to be reasonable if mailed to Debtor at the address shown below, or such other address furnished Secured Party in writing, at least five (5) business days prior to the action which is the subject of the notice. The term "Debtor" as used herein shall include the singular as well as the plural, and other words in the singular shall include the plural and words of one gender shall include the other gender when the sense requires. Except as used in item (ii) of the following sentence, the term "Uniform Commercial Code" as used herein shall mean the Uniform Commercial Code as adopted by the State of Ohio, as said Uniform Commercial Code may be amended from time to time. The Debtor acknowledges and agrees that, with respect to any term used herein that is defined in either (i) the Uniform Commercial Code at the time that this Agreement was signed, or (ii) the Uniform Commercial Code as in force at any relevant time in the jurisdiction in which any financing statement is filed, the meaning to be ascribed thereto shall be that under the more encompassing of the two definitions. No waivers by Secured Party of any default shall be effective unless given in writing, and shall not operate as a waiver of any other default. The rights of Secured Party shall inure to the benefit of its successors and assigns, and the obligations of Debtor shall bind Debtor's heirs, executors, administrators, successors and assigns. If there is more than one Debtor, their obligations hereunder shall be joint and several.

                  This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated herein and such understanding shall not be modified except in a writing signed by or on behalf of the parties hereto. This Agreement shall be deemed to be a contract entered into and made pursuant to the laws of the State of Ohio and shall in all respects be governed, construed, applied and enforced in accordance with the laws of said state, except to the extent the Uniform Commercial Code provides for the application of the laws of another state.

                  As a specifically bargained inducement for Secured Party to extend credit to Debtor: (i) THE DEBTOR HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS SECURITY AGREEMENT OR ARISING IN ANY WAY FROM THE INDEBTEDNESS OR TRANSACTIONS INVOLVING SECURED PARTY AND THE DEBTOR AND (ii) THE DEBTOR HEREBY DESIGNATE(S) ALL COURTS OF RECORD SITTING IN CINCINNATI, OHIO AND HAVING JURISDICTION OVER THE SUBJECT MATTER, STATE AND FEDERAL, AS FORUMS WHERE ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS SECURITY AGREEMENT, ITS MAKING, VALIDITY OR PERFORMANCE, MAY BE PROSECUTED AS TO ALL PARTIES, THEIR SUCCESSORS AND ASSIGNS, AND BY THE FOREGOING DESIGNATION THE DEBTOR CONSENT(S) TO THE JURISDICTION AND VENUE OF SUCH COURTS.

                  EXECUTED AT ______,  ______ ON THE 31ST DAY OF DECEMBER, 2002.
                                       (State)

THE PROVIDENT BANK ("Secured Party")        DEBTOR: SHOPSMITH, INC.

BY:________________________________         BY:_________________________________
   Clifford Bishop, Vice President             Robert L. Folkerth, President

                                            BY:_________________________________

ADDRESS: ONE EAST FOURTH STREET             ADDRESS (Principal Residence if
         CINCINNATI, HAMILTON COUNTY,       Individual):
         OHIO 45202                         6530 Poe Avenue
                                            Dayton, OH 45414

                                 LOAN AGREEMENT

AGREEMENT, DATED December 31, 2002, between Shopsmith, Inc. an Ohio Corporation ("Borrower"), whose mailing address is 6530 Poe Avenue, Dayton, Ohio 45414, and The Provident Bank ("Bank") an Ohio banking corporation whose mailing address is One East Fourth Street, Cincinnati, Ohio 45202.

         1. Definitions. As used herein, the following terms, when initial capital letters are used, shall have the respective meanings set forth below. In addition, all terms defined in the Uniform Commercial Code shall have the meanings given therein unless otherwise defined herein.

         1.1 Affiliate shall mean any person, company or business entity controlling, controlled by or under common control with, Borrower, whether such common control is direct or indirect, and all officers, directors and shareholders of Borrower and such entities.

         1.2      Event of Default shall mean any event described in Section
6.1.

         1.3      Loans shall have the meaning set forth in Section 2.1.

         1.4 Notes shall mean the Revolving Promissory Notes evidencing the Loan pursuant to Section 2.2.

         1.5 Obligations shall mean, without limitation, all Loans (as defined in Section 2) and all other debts, obligations, or liabilities of every kind and description of Borrower to Bank, now due or to be become due, direct or indirect, absolute or contingent, presently existing or hereafter arising, joint or several, secured or unsecured, whether for payment or performance, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, without limitation, all loans (including any loan by renewal or extension), all overdrafts, all guarantees, all bankers acceptances, all agreements, all letters of credit issued by Bank for Borrower and the applications relating thereto, all indebtedness of Borrower to Bank, all undertakings to take or refrain from taking any action and all indebtedness, liabilities and obligations owing from Borrower to others which Bank may obtain by purchase, negotiation, discount, assignment or otherwise. Obligations shall also include all interest and other charges chargeable to the Borrower or due from the Borrower to the Bank from time to time and all costs and expenses referred to in Section 7.

         1.6 "Permitted Liens" shall mean the liens and interests in favor of Bank granted in connection herewith and, to the extent reflected on Borrower's books and records and not impairing the operations of Borrower or any performance hereunder or contemplated hereby:

                  (i) liens arising by operation of law for taxes not yet due and payable:

                  (ii) statutory liens of mechanics, materialmen, shippers and warehousemen for services or materials for which payment is not yet due;

                  (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                  (iv) liens, if any, specifically permitted by Bank from time to time in writing; and

                  (v) the following if the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted of which Borrower has given prior notice to Bank and for which appropriate reserves (in Bank's reasonable judgment) have been estab-lished and so long as levy and execution have been and continue to be stayed: claims and liens for taxes due and payable and claims of mechanics, materialmen, shippers, warehousemen, carriers and landlords.

         2.       Loans and Interest

         2.1 The Bank proposes to make loans to the Borrower in an aggregate amount not to exceed the lesser of (i) 80% of the outstanding amount of Eligible Accounts from Lowes Companies, Inc. or (ii) $750,000.00, (the lesser of (i) or (ii) being referred to hereinafter as the "Maximum Loan Amount"). Should the outstanding amount of loans at any time exceed the Maximum Loan Amount, Borrower shall on demand immediately repay such excess amount. All such loans will be made from time to time in the absolute discretion of the Bank, and neither this Agreement nor any loans or other action by the Bank shall obligate the Bank to make further loans to the Borrower. Such loans may be made in excess of the Maximum Loan Amount in the sole discretion of the Bank. All loans shall be herein collectively called the "Loans".

         2.2 The Loans shall be evidenced by Promissory Notes (the "Notes") in form satisfactory to Bank and shall bear interest on the daily outstanding balance thereof at the rate set forth in such Notes. In case of any change in law or governmental rules, regulations, guidelines or orders (or any interpretations thereof) or the introduction of new laws, regulations or guidelines, which require Bank to reserve for unfunded credit commitments, Bank may charge Borrower an additional fee which will compensate Bank for such requirements.

         2.3 All payments of interest, principal and all other amounts owing hereunder or under the Notes shall be made by the Borrower to the Bank in immediately available funds at its principal office in Cincinnati, Ohio or at such other place as the Bank may designate in writing, at such times as shall be set forth herein or in the Notes or if not so set forth, such amounts shall be payable on demand. Borrower hereby authorizes Bank, at Bank's option, to charge any account or charge or increase any Loan balance of Borrower at Bank for the payment or repayment of any interest or principal of the Loans or any fees, charges or other amounts due to Bank hereunder.

         3. Representations and Warranties. The Borrower hereby represents and warrants to the Bank that:

         3.1 (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and has the corporate power and authority to conduct its business as now conducted and as proposed to be conducted while this Agreement is in effect; (b) the execution and delivery of this Agreement and the Notes and the performance of the transactions contemplated hereby and thereby are within the corporate authority of the Borrower and have been duly authorized by all proper and necessary corporate action; (c) the execution and delivery of this Agreement and the Notes and the performance of the transactions contemplated hereby and thereby will not violate or contravene any provisions of law or the articles of incorporation or bylaws of the Borrower, or result in a breach or default in respect of the terms of any other agreement to which the Borrower is a party or by which it is bound, which breach or default would result in the creation, imposition or enforcement of any lien against any of the Borrower's assets, or would have a material adverse affect on the conduct of the Borrower's business as it is now being conducted and proposed to be conducted while this Agreement is in effect; and (d) the Borrower is duly qualified as a foreign corporation and is in good standing and duly authorized to do business in every jurisdiction where the nature of its properties or the conduct of its business requires such qualification and authorization.

         3.2 This Agreement and the Notes are legal and binding obligations of the Borrower enforceable in accordance with their terms.

         3.3 The execution and delivery of this Agreement and the Notes and the performance of the transactions contemplated hereby and thereby do not require any approval or consent of any governmental agency or authority, or of any other party.

         3.4 The Borrower has delivered to the Bank copies of its consolidated and consolidating financial statements as of and for the year or other period ending ______________________, prepared by _________________. All of these financial statements are true and correct, are in accordance with the respective books of account and records of the Borrower and its subsidiaries (if any) and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, and accurately present the financial condition of the Borrower and its subsidiaries (if any) and their assets and liabilities and the results of their operations as at such date.

         3.5      Since the ending date of the financial statement described in
Section 3.4, there has been no change in the assets, liabilities, financial condition or operation of the Borrower and its subsidiaries, other than changes in the ordinary course of business, the effect of which have not, individually or in the aggregate, been materially adverse.

         3.6 Except to the extent reflected in the financial statements described in Section 3.4, the Borrower, as of the date of this Agreement, does not know or have reasonable grounds to know of any basis for the assertion against it of any liabilities or obligations of any nature, direct or indirect, accrued, absolute or contingent, including, without limitation, liabilities for taxes then due or to become due whether incurred in respect of or measured by the income of the Borrower for any period prior to the date of this Agreement or arising out of transactions entered into, or any state of facts existing prior thereto.

         3.7 The Borrower has filed all federal, state, local and other tax returns and reports required to be filed by it and such returns and reports are true and correct. The Borrower has paid all taxes, assessments and other governmental charges lawfully levied or imposed on or against it or its properties, other than those presently payable without penalty or interest.

         3.8 There is no litigation or proceeding or governmental investigation pending or, to the knowledge of the Borrower, threatened against or relating to the Borrower, its properties or business which is not reflected in the financial statements described in Section 3.4

         3.9 The Borrower is not, to its knowledge, in violation of or default under any statute, regulation, license, permit, order, writ, injunction or decree of any government, governmental department, commission, board, bureau, agency, instrumentality or court, which violation or default would have a material adverse effect on the business, properties or condition, financial or otherwise, of the Borrower.

         3.10 The Borrower is not, to its knowledge, in default under a material order, writ, judgment, injunction, decree, indenture, agreement, lease or other instrument or contract, which default would have a material adverse effect on the business, properties or condition, financial or otherwise, of the Borrower, or in the performance of any covenants or conditions respecting any of its indebtedness, and no holder of any indebtedness of the Borrower has given notice of any asserted default thereunder, and no liquidation or dissolution of the Borrower and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Borrower or its properties is pending or, to the knowledge of the Borrower, is threatened against.

         3.11 The Borrower maintains places of business only at 6530 Poe Avenue, Dayton, Ohio 45414.

         3.12 No representation or warranty by or with respect to the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

         3.13 The foregoing representations and warranties are made by the Borrower with the knowledge and intention that the Bank will rely thereon, and shall survive the execution and delivery of this Agreement and the making of all Loans hereunder.

         4. Affirmative Covenants. The Borrower covenants and agrees that until all of the Obligations have been paid in full, unless the Bank shall otherwise consent in writing, it shall and shall cause each of its subsidiaries to:

         4.1 Maintain complete and accurate books of account and records pertaining to the operations of the Borrower, and all such books of account and records shall be kept and maintained at the location specified in Section 4.11. The Borrower shall not move such books of account and records or change its chief executive office without giving the Bank at least 30 days prior written notice. All such books of account and records and all financial statements and reports furnished to the Bank shall be maintained and prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods.

         4.2 Grant the Bank, or its representatives, full and complete access to all books of account, records, correspondence and other papers of the Borrower, as they may deem necessary or appropriate at the time.

         4.3 Deliver to the Bank not more than 90 days after the close of each fiscal year of the Borrower, or within such further time as the Bank may permit, consolidated and consolidating audited financial statements for Borrower and its subsidiaries, including a balance sheet and related profit and loss statement, prepared in accordance with generally accepted accounting principles by independent certified public accountants acceptable to the Bank, who shall give their unqualified opinion with respect thereto.

         4.4 Furnish to the Bank such other financial and business information and reports in form and substance satisfactory to the Bank as and when the Bank may from time to time request.

         4.5 While this agreement remains in effect and until the Obligations have been paid in full, (a) maintain its corporate existence in good standing; (b) make no change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement; (c) maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business and (d) at the request of the Bank, qualify as a foreign corporation and obtain all requisite licenses and permits in each state (other than the state of its incorporation) where the Borrower does business.

         4.6 Maintain and keep all of its properties, real and personal, in good working order, condition and repair and insure and keep insured all such properties at all times against loss of damage by fire, theft, and such other risks and hazards as are customarily insured against by corporations in similar circumstances, or as the Bank may specify from time to time, with insurers and in amounts acceptable to the Bank. If the Borrower fails to do so, the Bank may obtain such insurance and charge the cost thereof to the Borrower's account and add it to the Obligations. All policies shall provide for at least 10 days prior written notice of cancellation to the Bank.

         4.7 At all times, maintain in full force and effect such liability insurance with respect to its activities and business interruption and other insurance as may be reasonably required by Bank, such insurance to be provided by insurer(s) acceptable to Bank, and if requested by Bank, such insurance shall name Bank as an additional insured.

         4.8 Give prompt notice in writing to the Bank of any Event of Default hereunder, or of any condition which with the passage of time or the giving of notice or both would give rise to an Event of Default, and of any development, financial or otherwise, which would materially adversely affect its business, properties or affairs or the ability of the Borrower to perform its obligations under this Agreement or the Notes.

         4.9 Pay all taxes, assessments or governmental charges lawfully levied or imposed on or against it and its properties prior to the date when such taxes, assessments or charges shall become delinquent, unless the Borrower shall contest the validity thereof in good faith and shall post any bond or other security required by applicable law or by the Bank against the payment thereof.

         4.10 At Bank's option, maintain all of its depository accounts with Bank, including without limitation, all demand deposit, lock box, time deposit, concentration and zero balance accounts.

         4.11     Maintain the following financial covenants:

                  (a) Borrower's Net Income (as defined by GAAP) shall be greater than negative $150,000.00 per quarter and greater than negative $200,000.00 on a rolling twelve (12) month basis.

                  (b) Borrower shall maintain a Consolitaed Tangible Net Worth (defined below) in excess of $1,750,000.00.

                  (c) Borrower shall not make or permit to be made any capital expenditure costing in excess of $300,000.00 during any one (1) fiscal year of Borrower/

         The following terms shall have the following meaning when used herein:

                  "Consolidated Current Assets" and "Consolidated Current Liabilities" shall mean, at any time, all assets or liabilities, respectively, that should, in accordance with GAAP (Generally Accepted Accounting Principles), be classified as current assets or current liabilities, respectively, on a consolidated balance sheet of Borrower and its subsidiaries (if any).

                  "Consolidated Liabilities" shall mean all indebtedness, obligations and other liabilities of Borrower, whether matured or unmatured, liquidated or unliquidated, direct or contingent or joint or several, that should, in accordance with GAAP, be classified as liabilities on a consolidated balance sheet of Borrower and its subsidiaries (if any).

                  "Consolidated Net Working Capital" shall mean, at any time, the amount by which Consolidated Current Assets exceed Consolidated Current Liabilities.

                  "Consolidated Tangible Net Worth" shall mean, at any time, Stockholder's Equity, less the sum of (i) any surplus resulting from any write-up of assets subsequent to _____________, 2002,

                  (ii) goodwill, including any amounts, however designated on a consolidated balance sheet of Borrower and its subsidiaries, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrower, (iii) patents, trademarks, tradenames and copyrights, (iv) any amount at which shares of capital stock of the Borrower appear as an asset on the Borrower's balance sheet, (v) deferred expenses and (vi) any other amount in respect of an intangible that should be classified as an asset on a consolidated balance sheet of Borrower in accordance with GAAP.

                  "Stockholder's Equity" shall mean, at any time, the aggregate of the following amounts set forth on a consolidated balance sheet of the Borrower and its subsidiaries prepared in accordance with GAAP:

(i) the par or stated value of all outstanding capital stock, (ii) capital surplus, (iii) retained earnings and (iv) all indebtedness which is subordinated to the Loans in a manner satisfactory to the Bank.

         5. Negative Covenants. The Borrower covenants and agrees that until the Obligations have been paid in full, unless the Bank shall consent in advance in writing, it shall not and shall not permit any subsidiary to:

         5.1 Discontinue its business or liquidate, sell, transfer, assign or otherwise dispose of a material part of its assets, provided, however, that it may sell in the ordinary course of business and for a full consideration in money or money's worth, any product, merchandise or service produced, marketed or furnished by it.

         5.2 Sell, assign, pledge, grant or suffer to exist a security interest, lien, mortgage or other encumbrance on any of its assets to any person other than the Bank, or permit any lien, encumbrance or security interest to attach to any of its assets, except in favor of the Bank and except Permitted Liens and encumbrances set forth in Exhibit A hereto.

         5.3 Endorse, guarantee or become surety for the obligations of any person, firm or corporation, except that the Borrower may endorse checks and negotiable instruments for collection or deposit in the ordinary course of business.

         5.4 Make any loans to or repay any existing loans made to it by its Affiliates.

         5.5 Declare or pay any dividends or make any other payments on its capital stock, issue, redeem, repurchase or retire any of its capital stock, grant or issue any warrant, right or option pertaining thereto or other security convertible into any of the foregoing, or make any distribution to its stockholders.

         5.6 Change its name or consolidate or merge with any other corporation or acquire or purchase any equity interest in any other entity, including shares of stock of other corporations, or acquire or purchase any assets or obligations of any other entity the value of which exceeds $________________ (whether in one transaction or in a series of transactions), except that the Borrower is permitted to own notes and other receivables acquired in the ordinary course of business.

         5.7 Change its management nor redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's capital stock, or make any material change in Borrower's capital structure or in any of Borrower's business objectives, purposes and operations that might in any way adversely affect the repayment of the Loans.

         5.8 Permit to occur a change in record or beneficial ownership of voting stock of Borrower which Bank, in its sole discretion, deems material with respect to the control over Borrower.

         5.9 Enter into, or be a party to, any transaction with any of Borrower's Affiliates, except in the ordinary course of business, pursuant to the reasonable requirements of Borrower's business, and upon fair and reasonable terms which are fully disclosed to Bank and are no less favorable to Borrower than Borrower could obtain in a comparable arm's length transaction with a person not an Affiliate of Borrower.

         6.       Events of Default and Remedies.

         6.1 If the Loans are due on a specific date (e.g. not due on demand), the following shall constitute Events of Default under this Agreement:
(a) failure of the Borrower to pay when due any of the Obligations; (b) failure of the Borrower to observe or perform any covenant contained in this Agreement or in any other agreement between the Borrower and the Bank; (c) discovery that any representation or warranty at any time made by the Borrower to the Bank in this Agreement or in any other agreement between the Borrower and the Bank, or in any document or instrument delivered to the Bank pursuant to this Agreement or any such other agreement is, or becomes, untrue or misleading in any material respect; (d) acceleration of the maturity of any of the Obligations; (e) any misrepresentation by the Borrower, orally or in writing, to the Bank for the purpose of obtaining credit or an extension of credit; (f) failure of the Borrower or any guarantor, after request by the Bank, to furnish financial information or to permit the inspection of its books of account and records; (g) suspension by the Borrower or any guarantor of the operation of its present business, or the insolvency of the Borrower or any guarantor, or the inability of the Borrower or any guarantor to meet its debts as they mature, or its admission in writing to such effect, or its calling any meeting of all or any of its creditors or committing any act of bankruptcy, or the filing by or against the Borrower or any guarantor of any petition under any provision of the Bankruptcy Act, as amended, or the entry of any judgment or filing of any lien against the Borrower or any guarantor; (h) there shall occur any material adverse change in the Borrower's condition or affairs (financial or otherwise) or in that of any endorser, guarantor of surety for any of the Obligations; and
(i) any guarantor of the Obligations denies his obligation to guarantee any Obligations then existing or attempts to limit or terminate his obligation to guarantee any future Obligations, including future Loan advances.

         6.2      Upon the occurrence of an Event of Default described in
Section 6.1, or at any time in the sole discretion of the Bank if the Loan is due on demand, the Bank at its option may: (a) declare the Obligations of the Borrower immediately due and payable, without presentment, notice, protest or demand of any kind for the payment of all or any part of the Obligations (all of which are expressly waived by Borrower) and exercise all of its rights and remedies against the Borrower and any collateral provided herein or in any other agreement between Borrower and Bank.

         6.3 The rights, options and remedies of the Bank shall be cumulative and no failure or delay by the Bank in exercising any right, option or remedy shall be deemed a waiver thereof or of any other right, option or remedy, or waiver of any Event of Default hereunder, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. Bank shall not be deemed to have waived any of the Bank's rights hereunder or under any other agreement, instrument or paper signed by Borrower unless such waiver is in writing and signed by the Bank.

         7.       Miscellaneous

         7.1 Governing Law; Jurisdiction and Venue. The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio. The Bank and Borrower hereby designate all courts of record sitting in Dayton, Ohio, both state and federal, as forums where any action, suit or proceeding in respect of or arising out of this Agreement or the transactions contemplated by this Agreement may be prosecuted as to all parties, their successors and assigns, and by the foregoing designation the Bank and Borrower consent to the jurisdiction and venue of such courts.

         7.2 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE BANK TO EXTEND CREDIT TO BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, BORROWER HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ARISING IN ANY WAY FROM THE OBLIGATIONS.

         7.3 Other Waivers. The Borrower waives notice of nonpayment, demand, notice of demand, presentment, protest and notice of protest with respect to the Obligations, or notice of acceptance hereof, notice of Loans made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein. Borrower further waives any and all rights or relief under valuation and appraisement laws in effect from time to time.

         7.4 Collection Costs. All costs and expenses incurred by the Bank to collect the Obligations, including, without limitation, stationery and postage, telephone and telegraph, secretarial and clerical expenses, the fees or salaries of any collection agents utilized and all attorneys' fees and legal expenses incurred in obtaining or enforcing payment of any of the Obligations, or in enforcing or protecting its rights and interests under this Agreement or under any other instrument or document delivered pursuant hereto, or in protecting the rights of any holder or holders with respect thereto, or in defending or prosecuting any actions or proceedings arising out of or relating to the Bank's transactions with the Borrower, shall be paid by the Borrower to the Bank, upon demand, or, at the Bank's election, charged to the Borrower's account and added to the Obligations.

         7.5 Expenses. The Borrower shall reimburse the Bank for all out-of-pocket costs and expenses incurred by the Bank in connection with the preparation of this Agreement and the making of the Loans hereunder, including the reasonable fees and expenses of the Bank's counsel.

         7.6 Notices. All notices, requests, directions, demands, waivers and other communications provided for herein shall be in writing and shall be deemed to have been given or made when delivered personally or sent by registered or certified mail, postage prepaid and return receipt requested, addressed to the Borrower or the Bank, as the case may be, at their respective addresses set forth at the beginning of this Agreement. Notices of changes of address shall be given in the same manner.

         7.7 Severability. Any provision of this Agreement which is prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         7.8 Entire Agreement, Modification, Benefit. This Agreement shall constitute the entire agreement of the parties and no provision of this Agreement, including the provisions of this Section, may be modified, deleted or amended in any manner except by agreement in writing executed by the parties. All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided, however, that the Borrower shall not assign or transfer its rights hereunder.

         7.9 Construction. All references in this Agreement to the single number and neuter gender shall be deemed to mean and include the plural number and all genders, and vice versa, unless the context shall otherwise require.

         7.10 Headings. The underlined headings contained herein are for convenience only and shall not affect the interpretation of this Agreement.

         7.11 Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original.

         7.12 Nonliability of Bank. The relationship between the Borrower and the Bank shall be solely that of borrower and lender. The Bank shall not have any fiduciary responsibilities to the Borrower. The Bank undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers.

BORROWER:                                             LENDER:

SHOPSMITH, INC.                                 THE PROVIDENT BANK

BY _______________________________      BY _______________________________
   Robert L. Folkerth, President           Clifford Bishop, Vice President

                                    EXHIBIT A
                                 SHOPSMITH, INC.
PERMITTED ENCUMBRANCES

1.       Debtor:            Shopsmith, Inc.
         Secured Party:     Mid-States Development Company
         File No.           AP0123240
         File Date:         2/16/1999
         Collateral:        Real Property (see Exhibit A)
         AMENDMENT FILED:   5/20/2002 CHANGING MATURITY DATE OF OBLIGATION TO 1/1/2006

2.       Debtor:            Shopsmith, Inc.
         Secured Party:     Bankers/Softech
         File No.           AP0217943
         File Date:         2/29/2000
         Collateral:        Specific equipment

3.       Debtor:            Shopsmith, Inc.
         Secured Party:     Manufactures Commercial
         File No.           AP0250196
         File Date:         6/22/2000
         Collateral:        Lighting equipment

4.       Debtor:            Shopsmith, Inc.
         Secured Party:     Fleetwood Financial Corp.
         File No.           AP0257494
         File Date:         7/24/2000
         Collateral:        Leased equipment
         Assignment filed:  4/5/2001 changing secured party to Sterling National Bank

5.       Debtor:            Shopsmith, Inc.
         Secured Party:     John R. Folkerth, Sr.
         File No.           OH00041430353
         File Date:         11/16/2001
         Collateral:        Collateral (other than Lowe's Accounts which shall be subordinate to Bank)